UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)of the Securities Exchange Act of 1934
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☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Blindspot Alert, Inc.
(Name of Registrant As Specified in Charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

333-140378	1 Hampshire Court	20-5150818
(Commission File Number)	Newport Beach, CA 92660	(IRS Employer Identification No)
(Address of Principal Executive Offices
and zip code)

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BLINDSPOT ALERT, INC.
1 HAMPSHIRE COURT
NEWPORT BEACH, CA 92660

Notice of Action by Written Consent
of a
Majority of the Outstanding Common Shares
taken as of August 3, 2009

TO THE STOCKHOLDERS OF BLINDSPOT ALERT, INC.

Blindspot Alert, Inc. (“we” “us” “our” or “Company”) hereby gives notice to its stockholders that the holders of a majority of the Company’s outstanding shares of common stock (“Common Stock”), have taken action by written consent to:

1.	Approve the amendment to the Company’s Articles of Incorporation to change the name of theCompany from Blindspot Alert, Inc. to WebSafety, Inc.

The stockholders have approved the corporate actions in lieu of a special meeting pursuant to Section 78.320 of the Nevada Revised Statues “NRS”, which permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting.  All necessary corporate approvals in connection with the matters referred to in this information statement have been obtained.  This information statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (“Exchange Act”), and the rules thereunder, solely for the purpose of informing stockholders of these corporate actions before they take effect.  In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will take effect 21 calendar days following the mailing of this information statement.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.

This action has been approved by our Board of Directors and the holders of more than a majority of the Company’s common shares outstanding.  Only stockholders of record at the close of business on July 31, 2009 are being given Notice of the Action by Written Consent.  The Company is not soliciting proxies.

By Order of the Board of Directors of
BLINDSPOT ALERT, INC.

/s/ Rowland W. Day II
Chief Executive Officer

Newport Beach, CA
August 3, 2009
WE ARE NOT ASKING YOU FOR A PROXY

AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

BLINDSPOT ALERT, INC.
1 HAMPSHIRE COURT
NEWPORT BEACH, CA 92660

INFORMATION STATEMENT

1.           GENERAL INFORMATION

ACTION BY THE HOLDERS OF A MAJORITY OF SHARES

We are furnishing this Information Statement to all holders of our Common Stock, to provide you with information regarding, and a description of an action which was taken by written consent in lieu of a special meeting of stockholders by the holders of a majority of our common stock on August 3, 2009, subject to the expiration of 20 days following the mailing of this Information Statement to our stockholders as required under Rule 14c-2 under the Exchange Act.  Effective August 3, 2009, the holders of about 43,800,000 shares, or approximately 76% of the Company’s then outstanding voting securities, executed a written consent in accordance with Section 78.320 of the NRS, approving the amendment to the Articles of Incorporation to change the Company’s name to WebSafety, Inc.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This not a notice of a special meeting of stockholders and no stockholders meeting will be held to consider any matter described in this Information Statement.

Stockholders owning of record more than 76% of our outstanding voting securities have irrevocably consented to the amendment of Articles of Incorporation to change the Company’s name to WebSafety, Inc.   The vote or consent of no other holders of our capital stock is required to approve this action.  Accordingly, no additional votes will be needed to approve this action.

This Information Statement is being mailed on or about ___________ to stockholders of record on July 31, 2009 (the “Record Date”).  This Information Statement is being delivered only to inform you of the corporate action described herein in accordance with Rule 14c-2 under the Exchange Act.

DISSENTER’S RIGHT OF APPRAISAL

Under Nevada law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the adoption of stock option plan, or the proposed name change, and is not entitled to appraisal of or payment for their shares of our stock.

CORPORATE ACTIONS

AMENDMENT TO ARTICLES OF INCORPORATION
TO CHANGE NAME TO WEBSAFETY, INC.

On August 3, 2009, the action to amend the Company’s Articles of Incorporation to change the Company’s name from Blindspot Alert, Inc. to WebSafety, Inc., (the “Amendment”) was approved by written consent of the holders representing approximately 76% of the outstanding voting securities of the Company.

On August 3, 2009, the Board of Directors of the Company approved the Amendment.  The Amendment to be filed with the Nevada Secretary of State is attached to this Information Statement as Exhibit A.

The approval of the Amendment requires the affirmative vote of a majority of the shares of voting securities outstanding and entitled to vote.  On August 3, 2009, the action to approve the Amendment was approved by written consent of holders representing approximately 76% of the outstanding voting securities of the Company.  As such, no vote or future action of the stockholders of the Company is required to approve the Amendment.  You are hereby being provided with notice of the approval of the Amendment.

PURPOSE OF THE NAME CHANGE

The Board of Directors approved the Amendment to further the Company’s strategic business plan and ensure shareholder recognition of the Company.  In order to pursue the Company’s business plan to protect children from unsavory internet sites and marketers and maintain shareholder recognition of the Company, the Board believes that the change of name is in the best interest of the Company.

EFFECTIVE DATE OF AMENDMENT

The Amendment to our Articles of Incorporation will become effective upon the filing with the Nevada Secretary of State of a Certificate of Amendment to our Amended and Restated Articles of Incorporation.  We intend to file the Certificates of Amendment twenty-one days after this Information Statement is first mailed to shareholders.

EFFECT ON CERTIFICATES EVIDENCING SHARES OF BLINDSPOT ALERT, INC.

The change in the name of Blindspot Alert, Inc. to WebSafety, Inc. will be reflected in its stock records by book-entry in Blindspot Alert, Inc.’s books.  For those shareholders that hold physical certificates, please do not destroy or send to WebSafety, Inc. your common stock certificates.  Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.

There will be no other effect on your rights or interest in shares of the Company that you hold.  There are no material US Federal Income Tax consequence to either the Company or its shareholders from the Amendment.

2.           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

CHANGE IN CONTROL

On July 2, 2009 WQN, Inc. effectively obtained control of the Company by acquiring 45% of the then outstanding voting securities.  Coincidental with this acquisition, B. Michael Adler, the Chairman of WQN, Inc. and Dr. Clifton H. Jolley, each received 1,500,000 shares of our stock in connection with their employment agreements.  These shares are subject to vesting requirements.

Prior to the change in Control, we had approximately 30,387,504 voting securities outstanding.  After the change in control took place, new shareholders obtained approximately 30,000,000 common shares.

On July 21, 2008, the following persons were appointed as directors and officers:

1.           B. Michael Adler, Chairman and Director
2.           Clifton H. Jolley, Ph.D., President
3.           John Williams, Treasurer and Chief Financial Officer
4.           David Sasnett, Director

The issuance of the Company’s common stock to the new common shareholders was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2).

Except for Denton Jones, a director of both the Company and WQN, Inc., neither the Company, nor its directors and officers, had any material relationship with any of the new shareholders.

The Company is headquartered in Dallas, Texas and will continue to trade under its current name and ticker symbol until the completion of the corporate name change to WebSafety, Inc.

VOTING SECURITIES

The Company’s authorized capital consisted of 300,000,000 shares of Common Stock, $0.001 par value, and 25,000,000 shares of Preferred Stock, $0.001 par value.  Accordingly, after the change in control took place, the new shareholders own approximately 30,000,000 shares of the Company’s Common Stock and the pre-change in control Company shareholders own approximately 30,387,504 shares of the Company’s voting securities.  On a percentage basis the new shareholders of the Company own approximately 50% of the Company’s Common Stock and the pre-change in control shareholders own approximately 50% of the Company’s Common Stock.

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of Common Stock.  Subject to preferences applicable to any outstanding preferred stock, if any, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of Blindspot Alert, Inc., the holders of Common Stock are entitled to share ratably all assets remaining after payment of liabilities and the liquidation preference of any preferred stock, if any. Holders of Common Stock have no preemptive or subscription rights, and there are no redemption or conversion rights with respect to such shares.

The holders of Series A Preferred Stock (“Preferred Stock”) are entitled to one vote for each share of Common Stock that each share of Preferred Stock is converted into.  The Preferred Stock has liquidation preferences equal to the original issue price of the Preferred Stock before any payment or distribution can be made to the common stock shareholder.  The Preferred Stock is also entitled to receive dividends as may be declared by the Board of Directors out of funds legally available therefore equal to their original investment for the Preferred Stock, before any dividends are paid to the holders of Common Stock.

In the event of any liquidation, dissolution or winding up of Blindspot Alert, Inc., the assets of Blindspot Alert, Inc. available for distribution to shareholders will be distributed among the holders of preferred stock, if any, and the holders of any other class of equity securities of Blindspot Alert, Inc., including its common stock, pro rata, on an as-converted-to-common-stock basis, after the payment to the holders of Blindspot Alert, Inc. Common Stock of a di minimus par value amount.

DIRECTORS AND EXECUTIVE OFFICERS

The following lists the name, age and business experience of each of the Blindspot Alert, Inc. directors and executive officers.

Name	Age	Position
Rowland W. Day II	53	Chief Executive Officer, Secretary and Director
Clifton H. Jolley, Ph.D.	64	President
John Williams	60	Treasurer and Chief Financial Officer
B. Michael Adler	62	Chairman and Director
Travis C. Bond	52	Chief Operating Officer
Rusty Robertson	56	Director
Denton Jones	56	Director
David W. Sasnett	52	Director

Rowland W. Day II, 53 years of age, Chief Executive Officer and Director.

Mr. Day is a business corporate lawyer.  He has practiced law since 1983 and is currently self-employed.  Mr. Day is a director of RE3W WorldWide, Restaurants on the Run and ROI Healthcare Systems.

Clifton H. Jolley, Ph.D, 64 years of age, President.

Dr. Jolley is the President of Advent Communications, Inc., which provides marketing communications consulting services and programs to direct sales, high technology, and telecommunications companies which include websites, manuals, brochures, videos, and corporation communication products.  Dr. Jolley has been involved in the direct selling industry for more than 25 years and has founded both direct selling and marketing communications companies.  Dr. Jolley has worked with CEO’s in Fortune 200 companies and has represented clients to ABC, CBS, NBC and FOX News programs, appearing personally and serving as spokesperson on numerous television programs and to hundreds of local and national publications. His documentaries have appeared on PBS and he is a published author.

John R. Williams, 60 years of age, Treasurer and Chief Financial Officer.

Mr. Williams has more than 17 years of corporate financial management experience with both public and private companies.  Mr. Williams has been the Controller of WQN, Inc.  He has been a controller and has held financial management positions with several companies, including Ericsson, Mobil Systems International, Inc. and Acme Brick Company.  He holds a B.B.A. in accounting from Texas A&M University and has been a CPA since 1995.

B. Michael Adler, 62 years of age, Chairman and Director.

Mr. Adler is founder of two public companies, Intellicali, Inc. (1986) and World Quest Networks, Inc. (2000).  These companies have been pioneers in the telecommunications and Internet industries.  Mr. Adler has been awarded ten United States patents that have been integral in telecommunications (answer supervision and automated collect used by MCI) and the Internet (click-to-talk used by Google).

Travis C. Bond, Jr., 52 years of age, Chief Operating Officer

Mr. Bond has been actively involved in the direct sales industry for over 17 years, with experience as an Independent Distributor, serving as COO, Exec. VP, VP Sales and VP Marketing in several direct selling companies.  He has been a consultant to the industry and a vendor to the direct selling market place. Mr. Bond has participated in the launch of over 30 companies, some with revenues of over $100 million per year.

During the past five years Mr. Bond has served as the Executive VP of a $60 Million direct sales company, COO of a $45 million Direct sales company and has owned, along with his wife, a direct sales tools marketing company and fulfillment center.

Rusty Robertson, 56 years of age, Director.

Ms. Robertson is a principal of the Robertson Schwartz Agency. Ms. Robertson specializes in marketing, sales, forecasting, literary, advertising and public relations. Advertising Age Magazine has honored Ms. Robertson as one of the top 100 Marketers and Success Magazine featured Ms. Robertson and her company as one of Americas Super 8 companies.

Denton Jones, 56 years of age, Director.

Mr. Jones has been a private investor for 30 years. He is the manager of Texas Atlantic Partners, LLC, the holder of 14,550,000 shares of common stock. Mr. Jones is a director of WQN, Inc.

David W.Sasnett, 52 years of age, Director.

Mr. Sasnett is the Executive Vice President and Chief Financial Officer and a Director of Consolidated Water Co. Ltd., a public company engaged in the business of producing potable water from seawater and supplying this water to residential customers and government utilities in the Caribbean.  Mr. Sasnett joined the Board of Consolidated Water in 2004 and became its EVP and CFO in June 2006. From October 2005 until June 2006 Mr. Sasnett was the Chief Financial Officer of VoIP, Inc., a publicly-traded provider of communication services utilizing voice over internet protocol technology. Mr. Sasnett was the Executive Vice President of Secure Enterprises, LLC, a marketer and distributor of consumer products, a company he co-founded in 2003. During 2004, he was the Vice President of Finance of MasTec, Inc., a publicly-traded specialty contractor and infrastructure provider. Mr. Sasnett’s experience also includes seven years as the Chief Financial Officer of Catalina Lighting, Inc., a publicly-traded manufacturer and distributor of residential lighting and other consumer products and more than 12 years with the accounting, auditing and consulting firm of Deloitte & Touche, LLP.

Director Compensation.  Directors are reimbursed for expenses incurred by attending Board of Directors’ meetings.  They are not currently paid any other compensation for their services on the Board.  The Company has entered into indemnification agreements with each of its directors.

DISCLOSURES

The Company is not aware of any current substantial interest, direct or indirect, by security holdings or otherwise, of: i) any of the Company’s current or prior officers or directors, ii) any nominee for election as a director of the Company, or iii) any associate of the persons mentioned in subsections i) and ii) above.  The Company’s current and future directors and officers may have a substantial interest in the 2008 Incentive Compensation Plan, as they may be granted stock or stock options under the Plan; however, they do not have any current interests.

The Company is not aware of any director of the Company who has informed the Company in writing that he or she intends to oppose any action to be taken by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the Company’s common stock beneficially owned on August 3, 2009, for (i) each stockholder known to be the beneficial owner of 5% or more of Company’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.  In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

As of August 3, 2009, the Company has 52,400,000 shares of common stock outstanding and 4,230,003 shares of preferred stock outstanding.

Name of Beneficial Owner	Amount	Percent
WQN, Inc.	27,000,000	46.8%
Texas Atlantic Capital Partners, LLC(1)	13,800,000	23.92%

Robertson Schwartz Agency(2)	2,400,000	4.2%

Rowland W. Day II	3,000,000	5.2%
David Sasnett	0	0%
Denton Jones(1)	—	0%
Clifton H. Jolley, Ph.D.(2)	1,500,000	2.6%
Rusty Robertson(3)		0%
B. Michael Adler(4)	1,500,00	2.6%
All Executive Officers and Directors As a Group (8 persons)	49,200,000	85.29%

(1)  Mr. Jones is the manager of Texas Atlantic Capital Partners, LLC.
(2) Dr. Jolley has been granted 1,500,000 common shares of which 200,000 shares have been vested.
(3) Mrs. Robertson owns 50% of the Robertson Schwartz Agency.
(4) Mr. Adler has been granted 1,500,000 common shares of which 100,000 shares have vested.

COPIES OF INFORMATION STATEMENT

Only one Information Statement is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders.  We hereby undertake promptly to deliver, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered.  In order to request additional copies of this Information Statement or to request delivery of a single copy of this Information Statement if you are receiving multiple copies, please contact us by mail at 1 Hampshire Court, Newport Beach, California 92660.

ADDITIONAL INFORMATION

We file annual reports on Form 10-K, quarterly reports of Form 10-Q, current reports on Form 8-K or Form 8-K/A, proxy statements and other information with the SEC under the Exchange Act.  You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at (800) 732-0330 for further information on the operation of the SEC’s Public Reference Room.  The SEC also maintains an internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.  The address of the SEC’s web site is www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

Annual Report on Form 10-KSB for the year ended December 31, 2007;
Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008;
Quarterly Report on Form 10-QSB for the quarter ended June 30, 2008
Quarterly Report on Form 10-QSB for the quarter ended September 30, 2008
Current Reports on Form 8-K dated as of March 26, 2008, July 25, 2008, October 10, 2008, July 8, 2009 and August 4, 2009
Annual Report on Form 10-K for the year ended December 31, 2008
Quarterly Report on Form 10-Q for the quarter ended March 31, 2009

By Order of the Board of Directors,

/s/ Rowland W. Day II

Rowland W. Day II
Chief Executive Officer and Director
Dated:  August 5, 2009

EXHIBIT A
Amended Articles of Incorporation

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Blindspot Alert, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1.
The name of the corporation shall be WebSafety, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 76%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09